EXHIBIT 99.1

Exponent Reports First Quarter Fiscal 2013 Results

MENLO PARK, Calif., April 17, 2013 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the first quarter ended March 29, 2013.

For the first quarter of 2013, revenues before reimbursements increased 4% to $68,992,000, as compared to $66,470,000 in the first quarter of 2012. Total revenues were $72,660,000, as compared to $71,925,000 in the same period one year ago.

Net income for the first quarter was $7,976,000, or $0.56 per diluted share, as compared to $8,201,000, or $0.57 per diluted share, reported in the same quarter one year ago. EBITDA1 was $14,609,000, as compared to $14,800,000 in the first quarter last year.

During the first quarter, Exponent repurchased $11,700,000 of its common stock, and closed the quarter with $111,000,000 in cash, cash equivalents and short-term investments.

"The first quarter was better than we expected as we posted revenue growth and solid utilization," commented Dr. Paul Johnston, President and CEO. "Following a slower January, we received some additional follow-on activities related to major assignments and continued to see a steady flow of new work. During the quarter we had notable performances in our electrical, thermal sciences, biomedical engineering, human factors, and engineering management and construction consulting practices.

"Looking forward we still expect 2013 revenues before reimbursements to be approximately flat with 2012. We are improving our 2013 outlook on EBITDA margin by 25 basis points to be down by 225 to 275 basis points as compared to the previous year. This guidance reflects the offsetting effects of reduced revenues from a few major assignments and defense work, with increased revenues from growth of the remaining business.

"We remain optimistic about our long-term ability to build upon our differentiated market position as a leading multi-disciplinary engineering and scientific consulting firm. We will continue to enhance shareholder value through stock repurchases and quarterly dividends," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 17, 2013, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-2068 or 480-629-9712. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030, and entering reservation 4613643#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended March 29, 2013 and March 30, 2012
(unaudited)
(in thousands, except per share data)

	Quarters Ended
	March 29,	March 30,
	2013	2012

Revenues
Revenues before reimbursements	$ 68,992	$ 66,470
Reimbursements	3,668	5,455

Revenues	72,660	71,925

Operating expenses
Compensation and related expenses	48,562	46,175
Other operating expenses	6,147	5,562
Reimbursable expenses	3,668	5,455
General and administrative expenses	3,432	2,917

	61,809	60,109

Operating income	10,851	11,816

Other income
Interest income, net	45	77
Miscellaneous income, net	2,609	1,840
	2,654	1,917

Income before income taxes	13,505	13,733

Income taxes	5,529	5,532

Net income	$ 7,976	$ 8,201

Net income per share:
Basic	$ 0.58	$ 0.59
Diluted	$ 0.56	$ 0.57

Shares used in per share computations:
Basic	13,667	13,859
Diluted	14,125	14,419

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
March 29, 2013 and December 28, 2012
(unaudited)
(in thousands)

	March 29,	December 28,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 101,501	$ 113,268
Short-term investments	9,541	20,881
Accounts receivable, net	80,552	85,361
Prepaid expenses and other assets	6,829	8,277
Deferred income taxes	8,222	7,657
Total current assets	206,645	235,444
Property, equipment and leasehold improvements, net	28,256	27,446
Goodwill	8,607	8,607
Other assets	51,467	43,920
	$ 294,975	$ 315,417

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 7,006	$ 10,386
Accrued payroll and employee benefits	30,411	54,720
Deferred revenues	5,428	6,665
Total current liabilities	42,845	71,771
Other liabilities	32,422	25,685
Deferred rent	1,593	1,532
Total liabilities	76,860	98,988

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	137,199	123,693
Accumulated other comprehensive loss	(723)	(250)
Retained earnings	201,917	206,057
Treasury stock, at cost	(120,294)	(113,087)
Total stockholders' equity	218,115	216,429
	$ 294,975	$ 315,417

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended March 29, 2013 and March 30, 2012
(unaudited)
(in thousands)

	Quarters Ended
	March 29,	March 30,
	2013	2012

Net Income	$ 7,976	$ 8,201

Add back (subtract):

Income taxes	5,529	5,532
Interest income, net	(45)	(77)
Depreciation and amortization	1,149	1,144

EBITDA (1)	14,609	14,800

Stock-based compensation	5,291	4,457

EBITDAS (1)	$ 19,900	$ 19,257

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT: (888) 656-EXPO
         info@exponent.com
         www.exponent.com